Rio de Janeiro, February 5, 2024

Ladies and Gentlemen:

I am the General Counsel of Vale S.A. (“Vale”), a corporation organized and existing under the laws of Brazil, and have acted as Brazilian counsel of Vale, in connection with the preparation and filing by Vale, under the United States Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) relating to the registration of up to 6,605,593 common shares, no par value, of Vale (the “Shares”) to be issued from time to time pursuant to equity awards granted under Vale’s “Performance Shares Unit Program (PSU)”, approved by shareholders of Vale on April 30, 2021 (the “Program”). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Registration Statement.

1.                In rendering the opinions set forth below, I have examined copies of the documents listed below:

(i)               the Registration Statement and the documents incorporated by reference therein;

(ii)             the by-laws of Vale as last amended at the Ordinary and Extraordinary General Shareholders’ Meeting held on April 28, 2023;

(iii)           the minutes of the Ordinary and Extraordinary General Shareholders’ Meeting of Vale dated as of April 28, 2023, which, among other matters, recorded the approval of the election of the current members of Vale’s Board of Directors;

(iv)            the minutes of the meetings of the Board of Directors of Vale dated as of March 15, 2021, September 20, 2021 and December 22, 2022 at which the current officers of Vale were appointed; and

(v)             the Program.

2.                I have also examined the records, agreements, instruments and documents and made such investigations of law as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed.

3.                I have not undertaken any investigation of the laws of any jurisdiction outside the Federative Republic of Brazil (“Brazil”) and this opinion is given solely in respect of Brazilian law as effective on the date hereof, and not in respect of any other law. In particular, we have made no independent investigation of the laws of the State of New York and do not express or imply any opinion on such laws.

4.                I have further assumed, without independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all documents we have examined, the conformity with the originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

5.                My opinions are delivered on the basis of my professional legal judgment and on the basis of the knowledge and investigation of the Vale Legal Department, which I oversee.

6.                Based upon the foregoing and subject to the qualifications and limitations set forth herein, I am of the opinion that:

(i)               Vale has been duly incorporated and is validly existing as a sociedade anônima under the laws of Brazil; and

(ii)             the Shares to be offered and issued by Vale pursuant to the provisions of the Program have been duly authorized for issue, and when issued by Vale pursuant to the provisions of the Program, will be validly issued and will be fully paid and non-assessable.

7.                I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I further consent to the incorporation by reference of this opinion into any registration statement on Form S-8 or post-effective amendment filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the registration of additional securities issuable under the Program.

8.                I am qualified to practice law in Brazil only, and I do not express any opinion in respect of any laws of any other jurisdiction. This opinion is based upon and limited in all respects to the law applicable in Brazil as presently published, existing and in force.

9.                I expressly disclaim any responsibility to advise you or any other person who is permitted to rely on the opinions expressed herein as specified above of any development or circumstance of any kind including any change of law or fact that may occur after the date of this letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this letter. Accordingly, any person relying on this letter at any time should seek advice of its counsel as to the proper application of this letter at such time. This opinion may be relied upon, as of the date rendered, only by you and no other person may rely upon this opinion without my prior written consent.

Very truly yours,

/s/ Alexandre Silva D’Ambrosio
Alexandre Silva D’Ambrosio
General Counsel of Vale S.A.

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